Exhibit 99.1

THE HOME DEPOT ANNOUNCES SECOND QUARTER RESULTS;
UPDATES FISCAL YEAR 2012 GUIDANCE

ATLANTA, August 14, 2012 -- The Home Depot®, the world's largest home improvement retailer, today reported second quarter of fiscal 2012 net earnings of $1.5 billion, or $1.01 per diluted share, compared with net earnings of $1.4 billion, or $0.86 per diluted share, in the same period of fiscal 2011. For the second quarter of fiscal 2012, diluted earnings per share increased 17.4 percent from the same period in the prior year.

Sales for the second quarter totaled $20.6 billion, a 1.7 percent increase from the second quarter of fiscal 2011. Comparable store sales for the second quarter of fiscal 2012 were positive 2.1 percent, and comp sales for U.S. stores were positive 2.6 percent.

“As expected, second-quarter sales reflected the pull forward of seasonal activity into the first quarter. But we saw continued demand for core products and delivered second-quarter earnings above our expectations,” said Frank Blake, chairman & CEO. “I would like to thank our associates for their hard work and commitment to our customers.”

Updated Fiscal 2012 Guidance

The Company confirmed that it expects fiscal 2012 sales will be up approximately 4.6 percent from the prior year on a 53-week basis. Based on its year-to-date performance, the Company raised its fiscal 2012 diluted earnings-per-share guidance and now expects diluted earnings per share to be up approximately 19 percent to $2.95 for the year. This earnings-per-share guidance includes the benefit of the Company's year-to-date share repurchases and the Company's intent to repurchase $1.4 billion in additional shares over the remainder of the year.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the second quarter, the Company operated a total of 2,255 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces, Mexico and China. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.
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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, inventory and in-stock
-more-

positions, commodity price inflation and deflation, implementation of store and supply chain initiatives, continuation of stock repurchase programs, net earnings performance, earnings per share, capital allocation and expenditures, liquidity, return on invested capital, management of our purchasing or customer credit policies, stock-based compensation expense, the effect of accounting charges, the effect of adopting certain accounting standards, the ability to issue debt on terms and at rates acceptable to us, store openings and closures, expense leverage, guidance for fiscal 2012 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2012 and in our subsequent Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Senior Manager of Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JULY 29, 2012 AND JULY 31, 2011
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Six Months Ended
	July 29, 2012	July 31, 2011	% Increase (Decrease)	July 29, 2012	July 31, 2011	% Increase (Decrease)
NET SALES	$20,570	$20,232	1.7%	$38,378	$37,055	3.6%
Cost of Sales	13,544	13,356	1.4	25,169	24,351	3.4
GROSS PROFIT	7,026	6,876	2.2	13,209	12,704	4.0
Operating Expenses:
Selling, General and Administrative	4,066	4,186	(2.9)	8,152	8,195	(0.5)
Depreciation and Amortization	391	396	(1.3)	774	793	(2.4)
Total Operating Expenses	4,457	4,582	(2.7)	8,926	8,988	(0.7)
OPERATING INCOME	2,569	2,294	12.0	4,283	3,716	15.3
Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(3)	33.3	(9)	(5)	80.0
Interest Expense	155	149	4.0	311	290	7.2
Other	—	—	—	(67)	—	N/A
Interest and Other, net	151	146	3.4	235	285	(17.5)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,418	2,148	12.6	4,048	3,431	18.0
Provision for Income Taxes	886	785	12.9	1,481	1,256	17.9

NET EARNINGS	$1,532	$1,363	12.4%	$2,567	$2,175	18.0%

Weighted Average Common Shares	1,501	1,568	(4.3)%	1,513	1,585	(4.5)%
BASIC EARNINGS PER SHARE	$1.02	$0.87	17.2	$1.70	$1.37	24.1

Diluted Weighted Average Common Shares	1,512	1,577	(4.1)%	1,525	1,595	(4.4)%
DILUTED EARNINGS PER SHARE	$1.01	$0.86	17.4	$1.68	$1.36	23.5

	Three Months Ended			Six Months Ended
SELECTED HIGHLIGHTS	July 29, 2012	July 31, 2011	% Increase (Decrease)	July 29, 2012	July 31, 2011	% Increase(Decrease)
Number of Customer Transactions	374.9	372.7	0.6%	703.9	689.2	2.1%
Average Ticket (actual)	$55.02	$54.04	1.8	$54.78	$53.72	2.0
Weighted Average Weekly Sales per Operating Store (in thousands)	$704	$690	2.0	$658	$634	3.8
Square Footage at End of Period	236	235	0.4	236	235	0.4
Capital Expenditures	$323	$270	19.6	$551	$469	17.5
Depreciation and Amortization (1)	$423	$425	(0.5)%	$833	$849	(1.9)%
 —————

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.
N/A - Not Applicable

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JULY 29, 2012, JULY 31, 2011 AND JANUARY 29, 2012
(Unaudited)
(Amounts in Millions)

	July 29, 2012	July 31, 2011	January 29, 2012
ASSETS
Cash and Cash Equivalents	$2,810	$2,551	$1,987
Receivables, net	1,505	1,332	1,245
Merchandise Inventories	10,910	10,756	10,325
Other Current Assets	1,006	1,218	963
Total Current Assets	16,231	15,857	14,520
Property and Equipment, net	24,154	24,798	24,448
Goodwill	1,157	1,177	1,120
Other Assets	441	445	430
TOTAL ASSETS	$41,983	$42,277	$40,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$6,137	$5,890	$4,856
Accrued Salaries and Related Expenses	1,370	1,262	1,372
Current Installments of Long-Term Debt	34	44	30
Other Current Liabilities	3,693	3,751	3,118
Total Current Liabilities	11,234	10,947	9,376
Long-Term Debt	10,771	10,731	10,758
Other Long-Term Liabilities	2,344	2,366	2,486
Total Liabilities	24,349	24,044	22,620
Total Stockholders' Equity	17,634	18,233	17,898
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$41,983	$42,277	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JULY 29, 2012 AND JULY 31, 2011
(Unaudited)
(Amounts in Millions)

	Six Months Ended
	July 29, 2012	July 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$2,567	$2,175
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	833	849
Stock-Based Compensation Expense	107	108
Changes in Working Capital and Other	754	1,355
Net Cash Provided by Operating Activities	4,261	4,487
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(551)	(469)
Payment for Business Acquired, net	(45)	—
Proceeds from Sales of Property and Equipment	15	27
Net Cash Used in Investing Activities	(581)	(442)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	—	1,994
Repayments of Long-Term Debt	(16)	(1,014)
Repurchases of Common Stock	(2,630)	(2,251)
Proceeds from Sales of Common Stock	553	83
Cash Dividends Paid to Stockholders	(880)	(798)
Other	122	(54)
Net Cash Used in Financing Activities	(2,851)	(2,040)
Change in Cash and Cash Equivalents	829	2,005
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(6)	1
Cash and Cash Equivalents at the Beginning of the Period	1,987	545
Cash and Cash Equivalents at the End of the Period	$2,810	$2,551